Exhibit 10.1

SCHEDULE
to the
ISDA Master Agreement
(1992 Multicurrency – Cross Border)

dated as of October 16, 2007

between

LEHMAN BROTHERS SPECIAL FINANCING INC.,
a Delaware corporation
(“Party A”)

and

FORD CREDIT AUTO OWNER TRUST 2007-B,
a Delaware statutory trust
(“Party B”)

Part 1.  Termination Provisions.

(a)	“Specified Entity” means in relation to Party A for the purpose of:

Section 5(a)(v),	Not applicable.
Section 5(a)(vi),	Not applicable.
Section 5(a)(vii),	Not applicable.
Section 5(b)(iv),	Not applicable.

in relation to Party B for the purpose of:

Section 5(a)(v),	Not applicable.
Section 5(a)(vi),	Not applicable.
Section 5(a)(vii),	Not applicable.
Section 5(b)(iv),	Not applicable.

(b)	“Specified Transaction” will have the meaning specified in Section 14 of this Agreement unless another meaning is specified here: No change from Section 14.

(c)
The “Breach of Agreement” provisions of Section 5(a)(ii), the “Misrepresentation” provisions of Section 5(a)(iv) and the “Default under Specified Transaction” provisions of Section 5(a)(v) will not apply to Party B.

(d)
The “Credit Support Default” provisions of Section 5(a)(iii) will not apply to Party B except that Section 5(a)(iii)(1) will apply in respect of Party B’s obligations under Paragraph 3(b) of the Credit Support Annex.

(e)
The “Cross Default” provisions of Section 5(a)(vi) will not apply to Party B and will apply to Party A with a Threshold Amount equal to 3 percent of the shareholders’ equity (excluding deposits) of Party A’s Credit Support Provider.

(f)	Bankruptcy

Section 5(a)(vii)(2),(7) and (9) will not apply to Party B.

Section 5(a)(vii)(4) will not apply to Party B to the extent any such proceeding or petition was instituted or presented by Party A or any of its Affiliates.

Section 5(a)(vii)(6) will not apply to Party B to the extent any such appointment is effected pursuant to the 2006-1 Basic Documents.

Section 5(a)(vii)(8) will not apply to Party B to the extent that it applies to Section 5(a)(vii)(2),(4),(6) or (7), except to the extent such provisions are not disapplied with respect to Party B.

(g)	Tax Event and Tax Event Upon Merger

Section 5(b)(ii) will apply, provided that the words “(x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y)” are hereby deleted.

Section 5(b)(iii) will apply, provided that Party A will not be entitled to designate an Early Termination Date by reason of a Tax Event Upon Merger in respect of which it is the Affected Party.

Section 6(b)(ii) will apply, provided that the words “or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party” are hereby deleted.

(h)	The “Credit Event Upon Merger” provisions of Section 5(b)(iv) will not apply to Party A or to Party B.

(i)	The “Automatic Early Termination” provisions of Section 6(a) will not apply to Party A or to Party B.

(j)	Payments on Early Termination; General. Subject to Part 1(k) below, for the purpose of Section 6(e):

(i)
Market Quotation will apply unless Party A is the Affected Party and Party B has contracted to enter into a replacement Transaction on or prior to the Early Termination Date, in which event Loss will apply.

(ii)	The Second Method will apply.

(iii)
Notwithstanding anything to the contrary set forth in the Agreement, if (1) Party B designates an Early Termination Date pursuant to Part 5(n), 5(o) or 5(t) in respect of which any Transaction is a Terminated Transaction and (2) Party B enters into a replacement transaction with a third party on or before such Early Termination Date, then (x) the amount, if any, payable by Party B to Party A in respect of such Early Termination Date and such Transaction will not exceed the amount received by Party B from such third party in consideration of entering into such replacement transaction and (y) the amount, if any, payable by Party A to Party B in respect of such Early Termination Date and such Transaction will not be less than the amount payable by Party B to such third party in consideration of entering into such replacement transaction.

(k)
Payments on Early Termination Due to Certain Events.  Notwithstanding Section 6, so long as (A) an Additional Termination Event occurs pursuant to Part 1(m)(v) or (vi), or (B) Party A is the Affected Party in respect of a Tax Event Upon Merger or the Defaulting Party in respect of any Event of Default, paragraphs (i) to (ix) below will apply:

(i)           For the purposes of Section 6(d)(i), Party B’s obligation with respect to the extent of information to be provided with its calculations is limited to information Party B has already received in writing which Party B is able to release without breaching any contractual obligations or the provisions of any law applicable to Party B.

(ii)           The definition of “Market Quotation” shall be deleted in its entirety and replaced with the following:

“Market Quotation” means, with respect to one or more Terminated Transactions, a Firm Offer which is (1) made by a Reference Market-maker that is an Eligible Replacement, (2) for an amount that would be paid to Party B (expressed as a negative number) or by Party B (expressed as a positive number) in consideration of an agreement between Party B and such Reference Market-maker to enter into a transaction (the “Replacement Transaction”) that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transactions or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that Date, (3) made on the basis that Unpaid Amounts in respect of the Terminated Transaction or group of Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included and (4) made in respect of a Replacement Transaction with commercial terms substantially the same as those of this Agreement (save for the exclusion of provisions relating to Transactions that are not Terminated Transactions).”

(iii)           The definition of “Settlement Amount” shall be deleted in its entirety and replaced with the following:

“Settlement Amount” means, with respect to any Early Termination Date, an amount (as determined by Party B) equal to:

(A)
If a Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding on or before the day falling ten Local Business Days after the day on which the Early Termination Date is designated (or such later day as Party B may specify in writing to Party A, which in any event will not be later than the Early Termination Date) (such day, the “Latest Settlement Amount Determination Day”), the Termination Currency Equivalent of the amount (whether positive or negative) of such Market Quotation; or

(B)
If no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding on or before the Latest Settlement Amount Determination Day, Party B’s Loss (whether positive or negative and without reference to any Unpaid amounts) for the relevant Terminated Transaction or group of Terminated Transactions.”

(iv)           For the purpose of paragraph (4) of the definition of Market Quotation, Party B shall determine in its sole discretion, acting in a commercially reasonable manner, whether a Firm Offer is made in respect of a Replacement Transaction with commercial terms substantially the same as those of this Agreement (save for the exclusion of provisions relating to Transactions that are not Terminated Transactions).

(v)           Party B undertakes to use its reasonable efforts to obtain at least one Market Quotation before the Latest Settlement Amount Determination Day.

(vi)           Party B will be deemed to have discharged its obligations under (v) above if it requests Party A to obtain Market Quotations, where such request is made in writing within two Local Business Days after the day on which the Early Termination Date is designated.

(vii)           If Party B requests Party A in writing to obtain Market Quotations, Party A shall use its reasonable efforts to do so before the Latest Settlement Amount Determination Day.

(viii)          Any amount calculated as being due in respect of an Early Termination Date will be payable in accordance with Section 6(d)(ii), provided that if such payment is owed to Party B, it will be payable on the day that notice of the amount payable is given to Party A.

(ix)           If the Settlement Amount is a negative number, Section 6(e)(i)(3) of this Agreement will be deleted in its entirety and replaced with the following:

“Second Method and Market Quotation. If Second Method and Market Quotation apply, (1) Party B shall pay to Party A an amount equal to the absolute value of the Settlement Amount in respect of the Terminated Transactions, (2) Party B shall pay to Party A the Termination Currency Equivalent of the Unpaid Amounts owing to Party A and (3) Party A shall pay to Party B the Termination Currency Equivalent of the Unpaid Amounts owing to Party B, provided that, (i) the amounts payable under (2) and (3) shall be subject to netting in accordance with Section 2(c) of this Agreement and (ii) notwithstanding any other provision of this Agreement, any amount payable by Party A under (3) shall not be netted-off against any amount payable by Party B under (1).”

(l)	“Termination Currency” means United States Dollars.

(m)	Additional Termination Events. Each of the following will constitute an Additional Termination Event pursuant to Section 5(b)(v):

(i)
Any acceleration of the Notes pursuant to Section 5.2(a) of the Indenture (provided such acceleration has not been rescinded pursuant to Section 5.2(b) of the Indenture) and liquidation of the Indenture Trust Estate with Party B as the sole Affected Party;

(ii)
Any amendment or supplement to the Indenture or to the Sale and Servicing Agreement that would materially adversely affect any of Party A’s rights or obligations under this Agreement or any Transaction that is made without the consent of Party A if such consent is required, which consent will not be unreasonably withheld or delayed; provided that Party A’s consent will be deemed to have been given if Party A does not object in writing within 10 Business Days of receipt of a written request for such consent, with Party B as the sole Affected Party;

(iii)	Failure of Party A to comply with the requirements of Part 5(n), with Party A as the sole Affected Party;

(iv)	Failure of Party A to comply with the requirements of Part 5(s), with Party A as the sole Affected Party;

(v)	Moody’s First Rating Trigger. Party A failed to comply with the requirements of Part 5(o)(ii), with Party A as the sole Affected Party;

(vi)	Moody’s Second Rating Triggers.

(A) Party A failed to comply with the requirements of Part 5(o)(iv), with Party A as the sole Affected Party;

(B)(1) The Moody’s Second Rating Trigger Requirements apply and 30 or more Local Business Days have elapsed since the last time the Moody’s Second Rating Trigger Requirements did not apply and (2)(a) at least one Eligible Replacement has made a Firm Offer (which remains capable of becoming legally binding upon acceptance) to be the transferee of a transfer to be made in accordance with Part 5(p)(ii) below or (b) at least one entity meeting at least the Moody’s Second Trigger Required Ratings has made a Firm Offer (which remains capable of becoming legally binding upon acceptance by the offeree) to provide an Eligible Guarantee in respect of all of Party A’s present and future obligations under this Agreement, with Party A as the sole Affected Party;

(vii)	Failure of Party A to comply with the requirements of Part 5(t), with Party A as the sole Affected Party.

Part 2.  Tax Representations.

(a)	Payer Tax Representations. For the purpose of Section 3(e), each of Party A and Party B makes the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e)) to be made by it to the other party under this Agreement.  In making this representation, it may rely on (i) the accuracy of any representation made by the other party pursuant to Section 3(f), (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii), and (iii) the satisfaction of the agreement of the other party contained in Section 4(d), provided that it will not be a breach of this representation where reliance is placed on clause (ii) above and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b)	Payee Tax Representations. For the purpose of Section 3(f):

(i)	Party A makes the following representations: It is a United States Person for U.S. federal income tax purposes and is duly organized and validly existing under the laws of the State of Delaware.

(ii)
Party B makes the following representations: It is a United States Person for U.S. federal income tax purposes and either (a) is a financial institution (within the meaning of Treasury Regulations section 1.1441-1(c)(5)) or (b) is not acting as an agent for a person that is not a United States Person for U.S. federal income tax purposes.

Part 3.   Agreement to Deliver Documents.

(a)	For purposes of Section 4(a)(i) and (ii), each party agrees to deliver the following documents, as applicable:

Party required to deliver document	Form/Document/Certificate	Date by which to be delivered
Party A and Party B
Any form or document that may be required or reasonably requested in order to allow the other party to make a payment under this Agreement without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate, including IRS Form W-9, Form 8ECI or Form W-8BEN, as applicable.
On the date of this Agreement, and promptly upon the earlier of (i) reasonable demand by the other party and (ii) learning that the form or document is required.

(b)	Other documents to be delivered are:

Party required to deliver document	Form/Document/Certificate	Date by which to be delivered	Covered by Section 3(d) Representation
Party A	Annual audited financial statements of Party A’s Credit Support Provider prepared in accordance with generally accepted accounting principles in the country in which the party is organized.	Promptly upon Party B’s request.	Yes

Party A, Party A's Credit Support Provider and Party B
Certificate or other documents evidencing the authority of the party entering into this Agreement, any Credit Support Document or a Confirmation, as the case may be, including copies of any board resolutions and appropriate certificates of incumbency as to the officers executing such documents.
		Upon execution of this Agreement.	Yes

Party A and Party B	Opinions of counsel in form and substance acceptable to the other party.	Upon execution of this Agreement.	No

Party A	Financial data relating to Party A, as required pursuant to Part 5(s) of this Schedule.	As required pursuant to Part 5(s) of this Schedule.	Yes

Party A
Executed Indemnification and Contribution Agreement, among Party A, Party A's Credit Support Provider, Ford Motor Credit Company LLC and Ford Credit Auto Receivables Two LLC, relating to Party A’s furnished information for use in the Prospectus.
		At or promptly following execution of this Agreement.	Yes

Party B	Copies of executed Indenture and Sale and Servicing Agreement.	Upon execution of such agreements.	No

Party A	Guarantee by Lehman Brothers Holdings Inc. in form and substance acceptable to Party B.	At or promptly following execution of this Agreement.	No

Party A	Opinion of counsel of Guarantor re: the Guarantee in form and substance acceptable to Party B.	At or promptly following execution of this Agreement.	No

Party B	Any proposed amendment, modification or supplement required to be delivered to Party A under Part 5(i).	As required under Part 5(i).	Yes

Party B	Monthly servicing reports.	On or about the 15th day of each month if not publicly available	No

Part 4.  Miscellaneous

(a)	Addresses for Notices:

(1)    TO PARTY A:

For the purpose of Section 12(a), notices will be delivered to the address or facsimile number specified in the Confirmation of such Transaction.  Any notice delivered for purposes of Sections 5, 6 and 7 will be delivered to the following address:

Lehman Brothers Special Financing Inc.
c/o Lehman Brothers Inc.
Corporate Advisory Division
Transaction Management Group
745 Seventh Avenue
New York, New York 10019

Attention:  Documentation Manager
Telephone No.: (212) 526-7187
Facsimile No.: (212) 526-7672

(2)    TO PARTY B:

For the purpose of Section 12(a), notices will be delivered to the address or facsimile number specified in the Confirmation of such Transaction.  Any notice delivered for purposes of Sections 5, 6 and 7 will be delivered to the following address:

U.S. Bank Trust National Association,
   as Owner Trustee for
   Ford Credit Auto Owner Trust 2007-B
300 Delaware Avenue, Ninth Floor
Wilmington, Delaware 19801
Attn:  Corporate Trust Department
Telephone: (302) 576-3700
Fax:  (302) 576-3717

with copies to:

The Bank of New York,
   as Indenture Trustee for
   Ford Credit Auto Owner Trust 2007-B
101 Barclay Street
Floor 8 West
New York, New York 10286
Attn: Structured Finance Services -
Asset Backed Securities, Ford 2007-B
Telephone:  (212) 815-4389
Fax:  (212) 815-2493

and

Ford Motor Credit Company LLC
One American Road, Suite 2411
Dearborn, Michigan  48126
Attention:  Corporate Secretary
Telephone:  (313) 323-1200
Fax:  (313) 248-7613

and

Ford Motor Credit Company LLC
c/o Ford Motor Company WHQ
One American Road, Suite 801-C1
Dearborn, Michigan 48126
Attention: Securitization Operations Supervisor
Telephone: (313) 594-3495
Fax: (313) 390-4133

(b)	Process Agent. For the purpose of Section 13(c):

Party A appoints as its Process Agent:Not applicable.

Party B appoints as its Process Agent:   Not applicable.

(c)	Offices. The provisions of Section 10(a) will apply.

(d)	Multibranch Party. For the purpose of Section 10:

(i)	Party A is not a Multibranch Party.

(ii)	Party B is not a Multibranch Party.

(e)	Calculation Agent. The Calculation Agent is Party B.

(f)	Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

(g)
Single Agreement. Section 1(c) will be amended by the addition of the words “, the credit support annex entered into between Party A and Party B in relation to this Master Agreement” after the words “Master Agreement”.

(h)	Netting of Payments. Subparagraph (ii) of Section 2(c) will apply to all Transactions under this Agreement.

(i)	“Affiliate” will have the meaning specified in Section 14.

(j)
Waiver of Jury Trial.  Each party waives, to the fullest extent permitted by applicable law, its right to have a jury trial in respect to any proceedings related to this Agreement.  Each party certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of such a suit, action or proceeding, seek to enforce the foregoing waiver.

(k)
The definition of “Local Business Day” in Section 14 will be amended by the addition of the words “or any Credit Support Document” after “Section 2(a)(i)” and the addition of the words “or Credit Support Document” after “Confirmation”.

Part 5.   Other Provisions.

(a)
Non-Reliance.  In connection with the negotiation of, the entering into, and the execution of this Master Agreement, any Credit Support Document to which it is a party, each Transaction and any other documentation relating to this Master Agreement to which it is a party or that is required by this Master Agreement to deliver, each of Party A and Party B represents and agrees that:

(i)
it is not relying (for the purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the other party to this Master Agreement, such Credit Support Document, each Transaction or such other documentation other than the representations expressly set forth in this Master Agreement, such Credit Support Document and in any Confirmation;

(ii)
it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary, and it has made its own investment, hedging and trading decisions (including decisions regarding the suitability of any Transaction pursuant to this Master Agreement) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the other party to this Master Agreement, such Credit Support Document, each Transaction or such other documentation;

(iii)
it has a full understanding of all the terms, conditions and risks (economic and otherwise) of the Master Agreement, such Credit Support Document, each Transaction and such other documentation and is capable of assuming and willing to, and will, assume (financially and otherwise) those risks;

(iv)	it is an “eligible contract participant” as defined in Section 1a(12) of the Commodity Exchange Act (7 U.S.C. 1a), as amended by the Commodity Futures Modernization Act of 2000;

(v)
it is entering into this Master Agreement, such Credit Support Document, each Transaction and such other documentation for the purposes of managing its borrowings or investments, hedging its underlying assets or liabilities or in connection with a line of business;

(vi)
it is entering into this Master Agreement, such Credit Support Document, each Transaction and such other documentation as principal, and not as agent or in any other capacity, fiduciary or otherwise; and

(vii)
the other party to this Master Agreement, such Credit Support Document, each Transaction and such other documentation (a) is not acting as a fiduciary or financial, investment or commodity trading advisor for it, (b) has not given to it (directly or indirectly through any other person) any assurance, guaranty or representation whatsoever as to the merits (either legal, regulatory, tax, financial, accounting or otherwise) of this Master Agreement, such Credit Support Document, each Transaction or such other documentation, and (c) has not committed to unwind the Transactions.

(b)	Tax Provisions.

(i)
Notwithstanding the definition of “Indemnifiable Tax” in Section 14 of this Agreement, in relation to payments by Party A, any Tax shall be an Indemnifiable Tax and, in relation to payments by Party B, no Tax shall be an Indemnifiable Tax.

(ii)
Section 2(d)(i)(4) of this Agreement shall be deleted in its entirety and replaced with the words “if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required”.

(c)	Additional Representation by Party A. Section 3 is amended by adding the following additional representation by Party A only:

“(h)           Pari Passu.  Its obligations under this Agreement rank pari passu with all of its other unsecured, unsubordinated obligations except those obligations preferred by operation of law.”

(d)
No Petition.  Party A covenants and agrees that prior to the date that is one year and one day after the payment in full of (i) all of the Notes and any other securities issued by Party B and (ii) any other securities issued by a trust as to which Ford Credit Auto Receivables Two LLC is a depositor (or, if later, the expiration of all applicable preference periods under the United States Bankruptcy Code or other applicable law), it will not institute against, or join with any other Person in instituting against, Party B or Ford Credit Auto Receivables Two LLC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under United States federal or state bankruptcy or similar law in connection with any obligations under this Agreement.  The provisions of this paragraph will survive the termination of this Agreement.

(e)	Limited Recourse; Subordination.

(i)
Notwithstanding anything to the contrary contained in this Agreement, the obligations of Party B under this Agreement and any Transaction hereunder are solely the obligations of Party B and will be payable solely to the extent of funds received by and available to Party B in accordance with the priority of payment provisions under the Indenture and on the Payment Dates specified therein.  Party A acknowledges that Party B has pledged its assets constituting the Indenture Trust Estate to the Indenture Trustee.  Upon exhaustion of the assets of Party B and the proceeds thereof in accordance with the Indenture and the Sale and Servicing Agreement, Party A will not be entitled to take any further steps against Party B to recover any sums due but unpaid under this Agreement, all claims in respect of which will be extinguished.  No recourse may be taken for the payment of any amount owing in respect of any obligation of, or claim against, Party B arising out of or based upon this Agreement or any Transaction against any holder of a beneficial interest, employee, officer or Affiliate of Party B and, except as specifically provided in this Agreement, no recourse may be taken for the payment of any amount owing in respect of any obligation of, or claim against, Party B based on or arising out of this Agreement against the Administrator (as defined in the Administration Agreement), Ford Credit Auto Receivables Two LLC or any stockholder, holder of a beneficial interest, employee, officer, director, incorporator or Affiliate of such person; provided, however, that the foregoing will not relieve any such person or entity from any liability they might otherwise have as a result of their gross negligence or willful misconduct.

(ii)	The parties intend that Part 5(e)(i) of this Schedule constitute an enforceable subordination agreement under Section 510(a) of the Bankruptcy Code and will survive the termination of this Agreement.

(f)
Party B Pledge.  Notwithstanding Section 7 to the contrary, Party A acknowledges that (i) Party B will pledge its rights under this Agreement to the Indenture Trustee for the benefit of the Noteholders and the Swap Counterparties pursuant to the Indenture and agrees to such pledge and (ii) Party A (as a Secured Party under the Basic Documents) has no voting rights in connection with any action to be taken on behalf of the Secured Parties.  The Indenture Trustee will not be deemed to be a party to this Agreement, provided, however, the Indenture Trustee, acting on behalf of the holders of the Notes, will have the right to enforce this Agreement against Party A.  Party A will be entitled to rely on any notice or communication from the Indenture Trustee to that effect.  Party A acknowledges that Party B will pledge substantially all its assets to the Indenture Trustee for the benefit of the Noteholders and Party A and that all payments hereunder, including payments on early termination, will be made in accordance with the priority of payment provisions of the Indenture and the Sale and Servicing Agreement and on the Payment Dates specified therein.

(g)
Severability.  If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, will be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof will continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties to this Agreement.

(h)
Recording of Conversations.  Each party (i) consents to the recording of the telephone conversations of the trading and marketing personnel of the parties in connection with this Agreement and any potential or actual Transaction and (ii) agrees to obtain any necessary consent of, and to give notice of such recording to, its personnel.

(i)
Consent by Party A to Amendments to Certain Documents.  Before any amendment, modification or supplement is made to the Indenture or the Purchase Agreement or the Sale and Servicing Agreement that (i) would materially adversely affect any of Party A’s rights or obligations under this Agreement or any Transaction or (ii) modify the obligations or impair the ability of Party B to fully perform any of Party B’s obligations under this Agreement or any Transaction in such a way that would materially adversely affect any of Party A’s rights or obligations under this Agreement or any Transaction, Party B will provide Party A with a copy of the proposed amendment, modification or supplement and will, where such consent is required, obtain the consent of Party A prior to its adoption, which consent will not be unreasonably withheld or delayed, provided that Party A’s consent will be deemed to have been given if Party A does not object in writing within 10 Business Days of receipt of a written request for such consent.

(j)	Set-off.

(i)	All payments under this Agreement will be made without set-off or counterclaim, except as expressly provided for in Section 2(c), Section 6 or Part 1(k)(ix).

(ii)
Section 6(e) will be amended by the deletion of the following sentence; “The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.”

(k)
Limitation of Liability of Owner Trustee.  Notwithstanding anything contained in this Agreement to the contrary, this instrument (and any Confirmation pursuant to this instrument) has been or will be signed on behalf of Party B by U.S. Bank Trust National Association not in its individual capacity but solely in its capacity as Owner Trustee of Party B and in no event will U.S. Bank Trust National Association in its individual capacity or any beneficial owner of Party B have any liability for the representations, warranties, covenants, agreements or other obligations of Party B under this Agreement or under any such Confirmation, as to all of which recourse will be had solely to the assets of Party B.  For all purposes of this Agreement and any Confirmation, in the performance of any duties or obligations of Party B hereunder, the Owner Trustee will be subject to, and entitled to the benefits of, the terms and provisions of the Trust Agreement; provided, however, that the foregoing will not relieve the Owner Trustee from any liability it might otherwise have under the Trust Agreement as a result of its gross negligence or willful misconduct.

(l)
Definitions.  Unless otherwise specified in a Confirmation, this Agreement and the relevant Transaction between the parties are subject to the 2000 ISDA Definitions (the “Definitions”), as published by the International Swaps and Derivatives Association, Inc., and will be governed in all relevant respects by the provisions set forth in the Definitions, without regard to any amendment to the Definitions subsequent to the date hereof.  The provisions of the Definitions are incorporated by reference in and will be deemed a part of this Agreement, except that references in the Definitions to a “Swap Transaction” will be deemed references to a “Transaction” for purposes of this Agreement.  In the event of any inconsistency between the provisions of this Agreement and the Definitions, this Agreement will prevail.  In the event of any inconsistency between the provision of any Confirmation and this Agreement or the Definitions, such Confirmation will prevail for the purpose of the relevant Transaction.

For the purpose of this Agreement:

“Credit Support Annex” means any credit support annex entered into between Party A and Party B relating to this Agreement, as amended, supplemented or otherwise modified from time to time.

“Credit Support Document” means the Credit Support Annex and any Eligible Guarantee for Party A, including the Guarantee of Lehman Brothers Holdings Inc.

“Credit Support Provider” means in relation to Party A, (1) Party A in its capacity as a party to the Credit Support Annex and (2) Lehman Brothers Holdings Inc. and the guarantor under any Eligible Guarantee, and in relation to Party B, Party B in its capacity as a party to the Credit Support Annex.

“Eligible Guarantee” means an unconditional and irrevocable guarantee that is provided by a guarantor that is a Financial Institution as principal debtor rather than surety and is directly enforceable by Party B, where either (A) a law firm has given a legal opinion confirming that none of the guarantor’s payments to Party B under such guarantee will be subject to withholding for tax or (B) such guarantee provides that, in the event that any of such guarantor’s payments to Party B are subject to withholding for tax, such guarantor is required to pay such additional amount as is necessary to ensure that the net amount actually received by Party B (free and clear of any withholding tax) will equal the full amount Party B would have received had no such withholding been required.

“Eligible Replacement” means a Financial Institution (i)(A) having the Moody’s First Trigger Required Ratings and/or the Moody’s Second Trigger Required Ratings or (B) whose present and future obligations owing to Party B are guaranteed pursuant to an Eligible Guarantee provided by a guarantor having the Moody’s First Trigger Required Ratings and/or the Moody’s Second Trigger Required Ratings, and (ii)(A) having the S&P First Trigger Required Ratings and/or the S&P Second Trigger Required Ratings or (B) whose present and future obligations owing to Party B are guaranteed pursuant to an Eligible Guarantee provided by a guarantor having the S&P First Trigger Required Ratings and/or the S&P Second Trigger Required Ratings, and (iii)(A) having the Fitch First Trigger Required Ratings or (B) whose present and future obligations owing to Party B are guaranteed pursuant to an Eligible Guarantee provided by a guarantor having the Fitch First Trigger Required Ratings.

“Financial Institution” means a bank, broker/dealer, insurance company, structured investment vehicle or derivative product company.

“Firm Offer” means an offer which, when made, was capable of becoming legally binding upon acceptance.

“Moody’s Short-term Rating” means a rating assigned by Moody’s under its short-term rating scale in respect of an entity’s short-term, unsecured and unsubordinated debt obligations

“Relevant Entities” means Party A and any guarantor under an Eligible Guarantee in respect of all of Party A’s present and future obligations under this Agreement.

(m)
Additional Defined Terms. Capitalized terms used but not defined in this Agreement (including this Schedule) or any Confirmation are defined in the Sale and Servicing Agreement, dated as of October 1, 2007 (including Appendix A to such Sale and Servicing Agreement), as amended, supplemented or otherwise modified, among Party B, Ford Motor Credit Company LLC, as Servicer, and Ford Credit Auto Receivables Two LLC, as Depositor.

(n)	Downgrade or Withdrawal of Party A’s Rating by Fitch.

(i)           Fitch First Rating Trigger.  If no Relevant Entity has a short term unsecured debt rating of “F1” or better or a long term unsecured debt rating of “A” or better by Fitch (such rating thresholds, the “Fitch First Trigger Required Ratings” and such failure, the “Fitch First Rating Trigger”) and the Fitch Second Rating Trigger has not occurred, then within 30 calendar days of such failure (or on the date of this Agreement, if no Relevant Entity has the Fitch First Trigger Required Ratings as of the date of this Agreement), Party A will, at its own cost, (A) post collateral in the amount and manner as set forth in the Credit Support Annex, (B) procure an Eligible Guarantee in respect of all of Party A’s present and future obligations under this Agreement to be provided by a guarantor having the Fitch First Trigger Required Ratings and which procurement will not be effective without the prior written confirmation of Fitch that such procurement will not cause Fitch to reduce or withdraw its then current rating on the Notes, (C) effect a transfer in accordance with Part 5(p)(ii) above or (D) establish any other arrangement satisfactory to Party B and to Fitch as to not cause Fitch to reduce or withdraw its then current rating on the Notes.

(ii)           Fitch Second Rating Trigger.  If no Relevant Entity has a short term unsecured debt rating of “F3” or better or a long term unsecured debt rating of “BBB-” or better by Fitch (such rating thresholds, the “Fitch Second Trigger Required Ratings” and such failure, the “Fitch Second Rating Trigger”), then within 30 calendar days of such failure, Party A will, at its own cost, procure either (A) an Eligible Guarantee in respect of all of Party A’s present and future obligations under this Agreement to be provided by a guarantor having the Fitch First Trigger Required Ratings and which procurement will not be effective without the prior written confirmation of  Fitch that such procurement will not cause Fitch to reduce or withdraw its then current rating on the Notes or (B) a transfer in accordance with Part 5(p)(ii) above; provided that Party A will promptly post collateral in the amount and manner as set forth in the Credit Support Annex while a replacement or guarantor is being sought.

(o)	Downgrade or Withdrawal of Party A’s Rating by Moody’s.

(i)           An entity shall have the “Moody’s First Trigger Required Ratings” (A) where such entity is the subject of a Moody’s Short-term Rating, if such rating is “Prime-1” and its long-term, unsecured and unsubordinated debt obligations are rated “A2” or above by Moody’s and (B) where such entity is not the subject of a Moody’s Short-term Rating, if its long-term, unsecured and unsubordinated debt obligations are rated “A1” or above by Moody’s.

(ii)           The “Moody’sFirst Rating Trigger Requirements” shall apply so long as no Relevant Entity has the Moody’s First Trigger Required Ratings.  Within 30 Local Business Days after the Moody’s First Rating Trigger Requirements apply, Party A will, at its own cost, (A) procure an Eligible Guarantee in respect of all of Party A’s present and future obligations under this Agreement to be provided by a guarantor meeting the Moody’s First Trigger Required Ratings, (B) effect a transfer in accordance with Part 5(p)(ii) below or (C) post collateral in the amount and manner as set forth in the Credit Support Annex.

(iii)           An entity shall have the “Moody’sSecond Trigger Required Ratings” (A) where such entity is the subject of a Moody’s Short-term Rating, if such rating is “Prime-2” or above and its long-term, unsecured and unsubordinated debt obligations are rated “A3” or above by Moody’s and (B) where such entity is not the subject of a Moody’s Short-term Rating, if its long-term, unsecured and unsubordinated debt obligations are rated “A3” or above by Moody’s.

(iv)           The “Moody’s Second Rating Trigger Requirements” shall apply so long as no Relevant Entity has the Moody’s Second Trigger Required Ratings. Within 30 Local Business Days after the Moody’s Second Rating Trigger Requirements apply, Party A will post collateral in the amount and manner as set forth in the Credit Support Annex.  Party A will also, at its own cost, use commercially reasonable efforts to, as soon as reasonably practicable, procure either (A) an Eligible Guarantee in respect of all of Party A’s present and future obligations under this Agreement to be provided by a guarantor meeting at least the Moody’s Second Trigger Required Ratings or (B) a transfer in accordance with Part 5(p)(ii) below.

(p)	Transfers.

(i)           Section 7 of this Agreement shall not apply to Party A and, subject to Section 6(b)(ii) and clause (ii) below, Party A may not transfer (whether by way of security or otherwise) any interest or obligation in or under this Agreement without (x) the prior written consent of Party B, which consent not to be unreasonably withheld or delayed, and (y) complying with Part 5(q) below.  Notwithstanding the foregoing, any transfer by Party A to any Affiliate of Lehman Brothers Holdings Inc. (“LBHI”) is acceptable to Party B and does not require the consent of Party B if such transfer is guaranteed by LBHI (such guarantee to be identical to the Guarantee provided by LBHI on the date of this Agreement) and is an Eligible Replacement and otherwise meets the requirements of the Rating Agencies.

(ii)           Subject to clause (i) above, Party A may (at its own cost) transfer all or substantially all of its rights and obligations with respect to this Agreement to any other entity (a “Transferee”) that is an Eligible Replacement and which agrees to the same terms and conditions as those existing under this Agreement, provided that Party B shall determine in its sole discretion, acting in a commercially reasonable manner, whether or not a transfer relates to all or substantially all of Party A’s rights and obligations under this Agreement. Following such transfer, all references to Party A shall be deemed to be references to the Transferee.

(iii)           If an entity has made a Firm Offer (which remains capable of becoming legally binding upon acceptance) to be the transferee of a transfer to be made in accordance with (ii) above, Party B shall (at Party A’s cost) at Party A’s written request, take any reasonable steps required to be taken by it to effect such transfer.

(q)
Approval of Amendments, Transfers or Assignment.  Notwithstanding any other provisions of this Agreement, no amendments to this Agreement will be effected, nor may the rights and obligations of Party A be transferred or assigned, without the prior written confirmation of each Rating Agency that such amendment, transfer or assignment will not cause such Rating Agency to reduce or withdraw its then current rating on any of the Notes.

(r)
Party B Agent. Party A acknowledges that Party B has appointed Ford Motor Credit Company LLC as its agent under the Administration Agreement to carry out certain functions on behalf of Party B, and that Ford Motor Credit Company LLC shall be entitled to give notices and to perform and satisfy the obligations of Party B hereunder on behalf of Party B.

(s)	Regulation AB Financial Disclosure.

Party A acknowledges that for so long as there are reporting obligations with respect to any Transaction under this Agreement under Regulation AB, the Depositor is required under Regulation AB to disclose certain information set forth in Regulation AB regarding Party A or its group of affiliated entities, if applicable, depending on the aggregate “significance percentage” of this Agreement and any other derivative contracts between Party A or its group of affiliated entities, if applicable, and Party B, as calculated from time to time in accordance with Item 1115 of Regulation AB.

If the Depositor determines, reasonably and in good faith, that the “significance percentage” of this Agreement has increased to 9%, then on any Business Day after the date of such determination the Depositor may request from Party A the same information set forth in Item 1115(b) of Regulation AB that would have been required if the significance percentage had in fact  increased to 10% (such request, a “Swap Financial Disclosure Request” and such requested information, subject to the last sentence of this paragraph, the “Swap Financial Disclosure”).  Party A and Party B further agree that the Swap Financial Disclosure provided to meet the Swap Financial Disclosure Request will be the information set forth in Item 1115(b)(1) or Item 1115(b)(2) of Regulation AB, as applicable, and as specified by Party B.

Upon the occurrence of a Swap Financial Disclosure Request, Party A, at its own expense, shall within 30 days after receipt of such Swap Financial Disclosure Request (or within 10 days after Party A being informed of the significance percentage reaching 10% after such Swap Financial Disclosure Request): (i) provide the Depositor with the Swap Financial Disclosure, (ii) subject to Rating Agency Confirmation and approval by Party B (which approval will not be unreasonably withheld), secure another entity to replace Party A as party to this Agreement on terms substantially similar to this Agreement which entity is able and will provide the Swap Financial Disclosure for such entity within the time period specified above or (iii) subject to Rating Agency Confirmation and approval by Party B (which approval will not be unreasonably withheld), obtain a guaranty of Party A’s obligations under this Agreement from an affiliate of Party A that is able to provide the Swap Financial Disclosure for such affiliate, such that disclosure provided in respect of the affiliate will satisfy any disclosure requirements applicable to Party A, and cause such affiliate to provide Swap Financial Disclosure within the time period specified above.  If permitted by Regulation AB, any required Swap Financial Disclosure may be provided by incorporation by reference from reports filed pursuant to the Exchange Act.

(t)	Downgrade or Withdrawal of Party A’s Rating by S&P.

(i)           S&P First Rating Trigger.  If no Relevant Entity has a short term unsecured debt rating of “A-1” or better by S&P or, if no Relevant Entity has a short term unsecured debt rating by S&P, a long term unsecured debt rating of “A+” or better by S&P (such rating thresholds, the “S&P First Trigger Required Ratings” and such failure, the “S&P First Rating Trigger”) and the S&P Second Rating Trigger has not occurred, then within 10 Local Business Days of such failure (or on the date of this Agreement, if no Relevant Entity has the S&P First Trigger Required Ratings as of the date of this Agreement), Party A will, at its own cost, post collateral in the amount and manner as set forth in the Credit Support Annex.  Party A may also, at its own cost, procure either (A) an Eligible Guarantee in respect of all of Party A’s present and future obligations under this Agreement to be provided by a guarantor having the S&P First Trigger Required Ratings and which procurement will not be effective without the prior written confirmation of S&P that such procurement will not cause S&P to reduce or withdraw its then current rating on the Notes or (B) a transfer to a Financial Institution in accordance with Part 5(p)(ii) above, and upon either such procurement, Party A will no longer be required to post any collateral.

(ii)           S&P Second Rating Trigger.  If no Relevant Entity has a short term unsecured debt rating of “A-2” or better by S&P or, if no Relevant Entity has a short term unsecured debt rating by S&P, a long term unsecured debt rating of “BBB+” or better by S&P (such rating thresholds, the “S&P Second Trigger Required Ratings” and such failure, the “S&P Second Rating Trigger”), then within 10 Local Business Days of such failure, Party A will, at its own cost, post additional collateral in the amount and manner as set forth in the Credit Support Annex.  Party A will also, at its own cost, within 60 calendar days of such failure, use commercially reasonable efforts to procure either (A) an Eligible Guarantee in respect of all of Party A’s present and future obligations under this Agreement to be provided by a guarantor having the S&P Second Trigger Required Ratings and which procurement will not be effective without the prior written confirmation of  S&P that such procurement will not cause S&P to reduce or withdraw its then current rating on the Notes or (B) a transfer to a Financial Institution in accordance with Part 5(p)(ii) above.

[SIGNATURE PAGE FOLLOWS]

EXECUTED BY:

FORD CREDIT AUTO OWNER TRUST 2007-B		LEHMAN BROTHERS SPECIAL FINANCING INC.

By:	U.S. BANK TRUST NATIONAL ASSOCIATION,
	not in its individual capacity	By:	/s/ Allyson M. Carine
	but solely as Owner Trustee	Name: Allyson M. Carine
Title: Authorized Signatory
By:	/s/ Nicole Poole
Name: Nicole Poole		Date: October ____, 2007
Title: Vice President

Date: October ____, 2007

[Signature Page to Swap Schedule]